Exhibit 99.1

Tesoro Logistics LP Completes the Acquisition of QEP Field Services, Creating Full-Service Logistics Business

SAN ANTONIO – December 2, 2014 - Tesoro Logistics LP (NYSE:TLLP) (“TLLP” or the “Partnership”) has closed the previously announced acquisition of QEP Resources, Inc.’s wholly owned natural gas gathering and processing business, QEP Field Services, LLC (“QEPFS”) including its 58% partnership interest in QEP Midstream Partners, LP (“QEPM”). TLLP paid total consideration of approximately $2.5 billion in cash, including approximately $230 million to refinance QEPM’s debt.

“The closing of this acquisition marks a significant step towards our vision to create a full-service, integrated logistics company that will continue to deliver exceptional EBITDA and distribution growth for our unitholders,” said Greg Goff, Chairman and Chief Executive Officer of TLLP’s general partner. “We have a proven track record of driving growth through optimization of our assets and believe that the acquired natural gas assets and team of talented individuals will enable us to accelerate the growth of our Rocky Mountain and North Dakota crude oil and natural gas logistics businesses.”

Consistent with the terms of the transaction, which was announced on October 19, 2014, the Partnership has acquired 2,000 miles of natural gas and crude oil gathering and transmission pipelines, within the Rocky Mountain Region and North Dakota, with natural gas throughput capacity of 2.9 billion cubic feet per day and crude oil throughput capacity of over 54,000 barrels per day. Additionally, the acquired assets include four natural gas processing complexes with total capacity of 1.5 billion cubic feet per day and one fractionation facility with 15,000 barrels per day of throughput capacity. The Partnership has also acquired from QEP Resources, Inc. the general partner interest and incentive distribution rights, as well as 3,701,750 common units and 26,705,000 subordinated units of QEPM. The Partnership also intends to enter into a contractual arrangement with Tesoro Corporation (“Tesoro”) that is expected to substantially reduce the commodity exposure related to certain natural gas processing contracts held by QEPFS.

In its first full quarter after close, the acquisition is expected to generate approximately $65 million to $70 million of EBITDA on a consolidated basis (inclusive of 100% of QEPM) before transaction and integration expenses. For 2015, TLLP expects the acquisition to generate consolidated EBITDA (inclusive of 100% of QEPM) of approximately $250 million to $275 million before transaction and integration expenses. This includes approximately $20 million of savings from QEPFS’ historical expenses relating to allocated costs and third party spending. The Partnership expects to spend approximately $100 million in 2015 for identified growth capital projects relating to the acquired assets. These growth capital projects are primarily to build out additional natural gas gathering pipelines to support the expected 10% to 15% natural gas production growth in the dedicated service areas. TLLP also expects the consolidated maintenance capital expenditures for the acquired assets to be approximately $20 million for 2015.

“Our strategy is to drive growth through asset optimization, organic growth and strategic acquisitions,” added Goff. “During 2014, we have taken steps to enhance TLLP’s base business through all of these avenues and expect to increase our base 2015 EBITDA by $75 to $100 million over 2014 in addition to the contribution from QEPFS. We have added committed volumes to our Southern California and Bakken systems, significantly invested in new gathering, throughput and storage capacity in the Bakken and acquired additional logistics assets from Tesoro. We expect to continue to drive EBITDA growth and maintain TLLP’s top-tier unitholder distribution growth rate.”

About Tesoro Logistics LP

Tesoro Logistics LP is a leading full-service logistics company operating primarily in the Western and Mid-Continent regions of the United States. TLLP owns and operates a network of over 3,500 miles of crude oil, refined products and natural gas pipelines. TLLP also owns and operates 28 crude oil and refined products truck and marine terminals and has over 9 million barrels of storage capacity. In addition, TLLP owns and operates four natural gas processing complexes and one fractionation facility. TLLP is a fee-based, growth oriented Delaware limited partnership formed by Tesoro Corporation and is headquartered in San Antonio, Texas.

This press release contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning EBITDA expectations, volume growth, 2015 savings related to QEPFS and capital expenditure expectations. For more information concerning factors that could affect these statements see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”). We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

Contact:

Investors:

Evan Barbosa, Investor Relations Manager, (210) 626-7202

Media:

Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

TESORO LOGISTICS LP

RECONCILIATION OF FORECASTED ANNUAL EBITDA TO AMOUNTS UNDER U.S. GAAP

(Unaudited, in millions)

Reconciliation of Forecasted 2014 EBITDA to Forecasted Net Income	2014 Tesoro Logistics LP Forecasted Current Business
2014E
Forecasted Net Income	$150 - 165
Add depreciation and amortization expense	70
Add interest and financing costs, net	80

Forecasted 2014 annual EBITDA (a)	$300 - 315

Reconciliation of Forecasted EBITDA to Forecasted Net Income	Tesoro Logistics LP Forecasted Current Business
2015E
Forecasted Net Income	$225 - 265
Add depreciation and amortization expense	70
Add interest and financing costs, net	80

Forecasted annual EBITDA (a)	$375 - 415

Reconciliation of Forecasted first quarter 2015 EBITDA to Forecasted Net Income	QEPFS Assets
Q1 2015E
Forecasted Net Income	$10 - 15
Add depreciation and amortization expense (b)	33
Add interest and financing costs, net	22

Forecasted first quarter 2015 EBITDA (a)	$65 - 70

Reconciliation of Forecasted EBITDA to Forecasted Net Income	QEPFS Assets
2015E
Forecasted Net Income	$32 - 57
Add depreciation and amortization expense (b)	132
Add interest and financing costs, net	86

Forecasted annual EBITDA (a)	$250 - 275

(a)	We define EBITDA as net income before depreciation and amortization expenses, net interest and financing costs and interest income. EBITDA is not prescribed by U.S. GAAP but is a supplemental financial measure that is used by management and may be used by external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects, and the returns on investment of various investment opportunities.
(b)	Reflects estimated depreciation expense for the QEPFS Acquisition based upon an estimated fair value allocated to the acquired property, plant and equipment. The Partnership has not performed detailed valuation studies to determine the required estimates of the fair value of the QEPFS assets to be acquired and the liabilities to be assumed. As a result, for purposes of this calculation, the amount of the purchase price in excess of historical amounts has been allocated to property, plant and equipment. Accordingly, the above estimates for the QEPFS Acquisition are preliminary and subject to further adjustments as additional information becomes available and the independent appraisals and other evaluations are performed. Such adjustments may have a significant effect on depreciation and amortization expense.

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